                          $_______________________

                       CALIFORNIA ENERGY COMPANY, INC.

                     __% Senior Discount Notes due 2004


                           UNDERWRITING AGREEMENT



                                                                 March ___, 1994



LEHMAN BROTHERS INC.
SALOMON BROTHERS INC
DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
As Representatives of the several
 Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

Dear Sirs:

     California Energy Company, Inc., a Delaware corporation (the "Company"), proposes to sell $_________ aggregate principal amount of the Company's __% Senior Discount Notes due January 15, 2004 (the "Notes"). This is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters named in Schedule 1 hereto (the "Underwriters").

     1.  Representations, Warranties and Agreements of the Company.  The Company
         ---------------------------------------------------------
represents, warrants and agrees that:

     (a) A registration statement on Form S-3, and amendments thereto, with respect to the Notes have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules
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and Regulations") of the Securities and Exchange Commission (the "Commission")
thereunder, (ii) been filed with the Commission under the Securities Act and
(iii) become effective under the Securities Act; and the indenture ("the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), pursuant to which the Notes shall be issued, shall have been qualified under the Trust Indenture Act of 1939 (the "Trust
Indenture Act"). Copies of such registration statement and the amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents or portions of any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with
Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents or portions of any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents or portions of any documents filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by

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reference in such Preliminary Prospectus or the Prospectus, as the case may be, in accordance with Item 12 of Form S-3; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement in accordance with Item 12 of Form S-3. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

     (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus shall, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations thereunder and do not and shall not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in respect of the Prospectus, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations thereunder.

     (c) The documents incorporated by reference in the Prospectus, when they became effective or were last amended or filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to

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state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, shall conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     (d) The Company, each Subsidiary (as defined below) and each Joint Venture (as defined below) have been duly organized and are validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of organization as a corporation or partnership, as the case may be, and have the power and authority to own, lease and operate their property and conduct their businesses as described in the Prospectus; the Company, the Subsidiaries and the Joint Ventures are duly qualified to do business and are in good standing as foreign corporations or foreign partnerships, as the case may be, in each jurisdiction, domestic or foreign, in which such registration or qualification or good standing is required (whether by reason of the ownership or leasing of property, the conduct of business or otherwise), except where the failure to so register or qualify or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole; and the Company has all requisite corporate power and authority to enter into this Agreement and the Indenture, and to consummate the transactions contemplated hereby and thereby. For purposes of this Agreement, (A) the term "Subsidiary" shall mean Coso Hotsprings Intermountain Power, Inc., China Lake Operating Company and Coso Technology Corporation, each a Delaware corporation, and the other subsidiaries listed on Schedule 2 hereto, and (B) the term "Joint
Venture" shall mean the Permitted Joint Ventures and the Eligible Joint
Ventures (as such terms are defined in the Indenture) and Coso Finance
Partners ("CFP"), Coso Energy Developers ("CED") and Coso Power Developers ("CPD"),

                                       4
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each a California general partnership, it being understood that such term means the general or limited partnership or other joint venture entity and not the individual general or limited partners or other joint venturers thereof. The Subsidiaries listed above and on Schedule 2 are all the direct and indirect "subsidiaries" of the Company, as such term is defined in Rule 405 of the Rules and Regulations, and are all of the "Significant Subsidiaries" of the Company, as such term is defined in Rule 1-02 of Regulation S-X.

     (e) All the issued and outstanding shares of capital stock of the Company have been validly authorized and issued and are fully-paid and nonassessable; all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully-paid and nonassessable; and except as otherwise set forth or referred to in the Prospectus, all outstanding shares of capital stock of each Subsidiary are owned beneficially by the Company free and clear of any material claims, liens, encumbrances and security interests. As of the date of this Agreement and the Delivery Date (as defined below), the Company is the beneficial owner of approximately 46%, 48% and 50% of the outstanding partnership interests of CFP, CED and CPD, respectively.
All of such interests beneficially owned by the Company have been duly and validly authorized and issued and, except as otherwise disclosed or referred to in the Prospectus, are owned beneficially by the Company free and clear of any material claims, liens, encumbrances and security interests.

     (f) The Notes have been duly authorized by the Company, and, when duly executed, authenticated, issued and delivered against payment therefor as contemplated hereby and by the Indenture, shall be validly issued and outstanding, and shall constitute valid and binding obligations on the part of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles generally; and the Notes, when issued and delivered, shall conform in all material respects to the descriptions thereof contained in the Prospectus.

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     (g)  The Indenture has been duly authorized, and when duly executed and delivered by the Company, shall constitute a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles generally; and the Indenture, when executed and delivered, shall conform in all material respects to the descriptions thereof contained in the Prospectus.

     (h) This Agreement has been duly authorized, executed and delivered by the Company.

     (i) The execution, delivery and performance of this Agreement and the Indenture, the consummation of the transactions contemplated herein and therein and the issuance and delivery of the Notes shall not (i) conflict with the corporate charter or by-laws or partnership agreement of the Company, any Subsidiary or any Joint Venture, (ii) conflict with, result in the creation or imposition of any lien, charge or other encumbrance upon any asset with a value in excess of $10,000,000 (a "Material Asset") of the Company, any Subsidiary or any Joint Venture pursuant to the terms of, or constitute a breach of, or default under, any material agreement, indenture or other instrument to which the Company, any Subsidiary or any Joint Venture is a party (other than the Note Purchase Agreement, dated March 15, 1988, as amended (the "Note Purchase Agreement"), between the Company and Principal Mutual Life Insurance Company ("Principal Mutual") pursuant to which approximately $35 million aggregate principal amount of the Company's 12% Senior Notes with Contingent Interest due 1995 (the "Senior Notes") are outstanding), or by which the Company, any Subsidiary or any Joint Venture is bound or to which any Material Asset of the Company, any Subsidiary or any Joint Venture is subject, or (iii) result in a violation of any law, order, rule, regulation, judgment or decree of any court or governmental agency having jurisdiction over the Company, any Subsidiary or any Joint Venture or any Material Asset of the Company, any Subsidiary or any Joint Venture, where any such conflicts, encumbrances, breaches, defaults or violations under clauses (ii) or (iii), individually or in the

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aggregate, would have a material adverse effect on the financial condition or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole. Except for (i) the registration of the Notes under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, (iii) the approval for listing the Notes on the New York Stock Exchange, Inc., (iv) the consent of Principal Mutual under the Senior Notes and the Note Purchase Agreement, which shall have been obtained on or prior to the Delivery Date and (v) the waiver by Peter Kiewit Sons', Inc. of their right to include securities in the Registration Statement, which has been obtained prior to the date of this Agreement, no consent, authorization or order of, or filing or registration by the Company, any Subsidiary or, to the best of the Company's knowledge, any Joint Venture with, any court, governmental agency or third party is required in connection with the execution, delivery and performance of this Agreement and the Indenture, the consummation of the transactions contemplated herein and therein, and the issuance and delivery of the Notes.

     (j) Except with respect to a breach of certain covenants contained in the Note Purchase Agreement that would occur upon the issuance and delivery of the Notes, no event has occurred and is continuing that, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default (as defined in the Indenture) under the Indenture.

     (k) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any debt securities of the Company owned or to be owned by such person or to require the Company to include any such securities in the securities registered pursuant to the Registration Statement or, with respect to any debt securities, in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (l) The Company has not sold or issued any Notes or similar debt securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S under the Securities Act.

     (m) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, (i) there has been no material adverse change, or a development which is reasonably likely to lead to a material adverse change, in the financial condition or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole, (ii) except as disclosed in the Prospectus, there have not been any transactions entered into by the Company, its Subsidiaries or any Joint Venture, other than those in the ordinary course of business, which are material to the Company, its Subsidiaries and Joint Ventures taken as a whole and (iii) there has not been any dividend or distribution of any kind declared, paid or made by the Company on any of its shares of capital stock.

     (n) The financial statements of the Company and its consolidated subsidiaries and the related notes and schedules included or incorporated by reference in the Prospectus fairly present the financial position, the results of operations and the cash flows of the Company and its consolidated subsidiaries at the respective dates and for the respective periods to which they apply; such financial statements and the related notes and schedules have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified. The capitalization of the Company, as set forth in the column labeled "Actual" under the caption "Capitalization" in the Prospectus, is accurately described as of the date presented therein.

     (o) Deloitte & Touche, who have certified certain financial statements of the Company, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in
Section 7(g) hereof, are and were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered


                                       8
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by the financial statements on which they reported contained or incorporated in the Prospectus.

     (p) Except as described in or contemplated by the Prospectus, the Company, each Subsidiary and each Joint Venture holds, as applicable, good and valid title to, or valid and enforceable leasehold or contractual interests in, all items of real and personal property that are material to the business of such entity, free and clear of all liens, encumbrances and claims which would materially interfere with the conduct of the business of such entity as described in the Prospectus.

     (q) Except as described in the Prospectus, the Company, the Subsidiaries and the Joint Ventures carry, or are covered by, insurance in such amounts and covering such risks as is customary for similarly situated companies in the Company's industry. Each of the foregoing insurance policies is valid and in full force and effect, and no event has occurred and is continuing that permits, or after notice or lapse of time or both would permit, modifications or terminations of the foregoing that in the aggregate would have a material adverse effect on the financial condition or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole.

     (r) Except as described in the Prospectus, the Company, each Subsidiary and each Joint Venture (i) has properly obtained each license, permit, certificate, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business as described in the Prospectus and (ii) is in compliance with all terms and conditions of such license, permit, certificate, franchise or other governmental authorization, except (x) in either case where the failure to do so would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries and Joint Ventures taken as a whole, (y) permits, consents and approvals that may be required for future drilling or operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course and (z) permits, consents and approvals for developmental or construction activities which have not yet been obtained but which have been or will be applied for

                                       9
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in the course of development or construction and which are anticipated to be obtained in the ordinary course.

     (s) There is no legal or governmental proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against, or, to the knowledge of the Company, involving the Company, any Subsidiary or any Joint Venture (i) of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement or (ii) that, if determined adversely to the Company, any Subsidiary or any Joint Venture, would materially and adversely affect the consummation of the transactions contemplated by this Agreement.

     (t) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

     (u) The Company, the Subsidiaries and the Joint Ventures are currently conducting their respective businesses as described in the Prospectus.

     (v) There are not any contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

     (w) There is not any relationship, direct or indirect, that exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required by the Securities Act or by the Rules and Regulations to be described in the Prospectus and which is not so described.

     (x) There is not any labor problem or disturbance with the persons employed by the Company, any Subsidiary or any Joint Venture that exists or, to the knowledge of the Company, that is threatened and that might reasonably be expected to have a material adverse effect on the financial condition or results of opera-

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tions of the Company, its Subsidiaries and Joint Ventures taken as a whole.


     (y) The Company, the Subsidiaries and the Joint Ventures do not maintain any "pension plans," as defined by the Employee Retirement Income Security Act of 1974, as amended, other than plans qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.

     (z) None of the Company, any Subsidiary or any Joint Venture (i) is in violation of its respective charter, by-laws or partnership agreements, (ii) is in default, and no event exists and is continuing that, with notice or lapse of time or both, would constitute such a default, in the due performance and observance of any material term contained in any lease, license, indenture, mortgage, deed of trust, note, bank loan or other evidence of indebtedness or any other agreement, understanding or instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which the Company, any Subsidiary or any Joint Venture or any property of the Company, any Subsidiary or any Joint Venture may be bound or affected, which default would have a material adverse effect on the financial condition or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole, or (iii) is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation would have a material adverse effect on the financial condition or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole.

     (aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company, any Subsidiary or any Joint Venture (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company, any Subsidiary or any Joint Venture in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or

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remedial action which does not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the financial condition or results of operations of the Company, its Subsidiaries and the Joint Ventures taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company, any Subsidiary or any Joint Venture or with respect to which the Company, any Subsidiary or any Joint Venture has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which does not have, or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the financial condition or results of operations of the Company, its Subsidiaries and its Joint Ventures taken as a whole; and the terms "hazardous wastes", "toxic wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

     (ab) The Company is not, and, after giving effect to the issuance of the Notes and the application of the proceeds therefrom, shall not be, an "investment company," or, to the best knowledge of the Company after due inquiry, a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

     (ac) The Company, each Subsidiary and each Joint Venture has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, or has filed extensions in accordance with applicable law, and has paid all taxes required to be paid through the date hereof thereon, except for such failures to file or pay that would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries and Joint Ventures taken as a whole, and no tax deficiency has been determined adversely to the Company, any Subsidiary or any Joint Venture that has had (nor

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does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, any Subsidiary or any Joint Venture would be reasonably likely to have) a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries and Joint Ventures taken as a whole.

     2.  Purchase of the Notes by the Underwriters.  On the basis of the
         -----------------------------------------
representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Notes to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the principal amount of Notes set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Notes shall be rounded among the Underwriters to avoid Notes in an amount less than $1,000 or any integral multiple thereof, as the Representatives may determine. The price to be paid to the Company for the Notes shall be __% of the aggregate principal amount thereof. The Company shall not be obligated to deliver any of the Notes to be delivered on the Delivery Date except upon payment for all the Notes to be purchased on the Delivery Date as provided herein.

     3.  Offering of Notes by the Underwriters.  Upon authorization by the
         -------------------------------------
Representatives of the release of the Notes, the several Underwriters shall offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

     4.  Delivery of and Payment for the Notes.  Delivery of and payment for the
         -------------------------------------
Notes shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 10:00 A.M., New York City time, on the fifth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Notes to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in New York Clearing House (next-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Notes shall be in definitive fully registered form and registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Notes, the Company shall make the certificates representing the Notes available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

     5.  Further Agreements of the Company.  The Company agrees:
         ---------------------------------

     (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended
Prospectus has been filed and to furnish the Representatives with copies thereof; to promptly file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal;

     (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

     (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the Indenture), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Notes as reasonably determined by the Representatives and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which shall correct such statement or omission or effect such compliance;

     (d) Until completion of the distribution of the Notes, as reasonably determined by the Representatives, and at any time if the delivery of a prospectus is required in connection with the offering or sale of the Notes, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or, in the reasonable judgment of the Representatives, be required by the Securities Act or requested by the Commission;

     (e) Prior to filing with the Commission any (i) amendment to the Registration Statement or supplement to the Prospectus, (ii) any document incorporated by reference in the Prospectus or (iii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld;

     (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

     (g) For a period of two years following the Effective Date, to furnish to the Representatives, upon their request, a reasonable number of copies of all materials furnished by the Company to its shareholders and all public reports and all publicly available reports and financial statements furnished by the Company to the principal national securities exchange upon which the Company's common stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

     (h) Promptly from time to time, to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Notes; provided that, in connection therewith the Company shall not, with respect to any such jurisdiction, be required to qualify as a foreign corporation, to file a general consent to service of process or to take any other action that would subject it to service of process in suits other than those arising out of the offering of the Notes or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

     (i) For a period of 90 days from the date of the Prospectus, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, any debt securities of the Company, or to sell, contract to sell or grant options, rights or warrants with respect to any such debt securities of the Company, without the prior written consent of the Representatives, except for (i) the establishment of senior working capital facilities, (ii) entering into interest rate swaps or other interest rate protection agreements and (iii) other commercial banking transactions;

     (j) Until the completion of the distribution of the Notes, as reasonably determined by the Underwriters, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and such documents shall comply in all material respects with the requirements of the Exchange Act or any rule or regulation of the Commission thereunder;

     (k) Prior to the Effective Date, to apply for the listing of the Notes on the New York Stock Exchange, Inc. and to use its reasonable efforts to complete that listing, subject only to official notice of issuance, on or promptly after the Delivery Date;

     (l) To apply the net proceeds from the sale of the Notes being sold by the Company as set forth in the Prospectus; and

     (m) To take such steps as shall be necessary to ensure that, after giving effect to the issuance of the Notes and the application of the proceeds therefrom, none of the Company, any Subsidiary or any

Joint Venture shall become an "investment company" within the meaning of the term under the 1940 Act and the rules and regulations of the Commission thereunder.

     6.  Expenses.  The Company agrees to pay (a) the costs incident to the
         --------
authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection, (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto (but excluding fees and expenses of counsel for the Underwriters), (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement, (d) the costs of reproducing and distributing this Agreement, (e) any applicable listing or other fees, (f) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable fees and expenses of counsel to the Underwriters not to exceed $25,000 in the aggregate), (g) the fees paid to rating agencies in connection with the rating of the Notes; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement;
provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of marketing and advertising any offering of the Notes made by the Underwriters.

     7.  Conditions of Underwriters' Obligations.  The respective obligations of
         ---------------------------------------
the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with

Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in respect of the Prospectus, in the light of the circumstances under which they were made, not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Notes, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the Indenture, and the transactions contemplated hereby and thereby shall be satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) The Company shall have furnished to the Representatives the opinion of Steven A. McArthur, General Counsel to the Company, addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:

          (i) Each of the Company, its Subsidiaries and the Joint Ventures has been duly organized and is validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization and each of the Company, its Subsidiaries and the Joint Ventures has the corporate power and authority to own, lease and operate its respective properties and to conduct its businesses as described in the Prospectus;

         (ii) Each of the Company, its Subsidiaries and the Joint Ventures is duly registered or qualified to do business and, if applicable, is in good standing as a foreign corporation or a foreign partnership, as the case may be, in each jurisdiction, domestic or foreign, in which such registration, qualification or good standing is required (whether by reason of the ownership or leasing of property, the conduct of its business or otherwise), except where failure to so register or qualify or be in good standing would not have a material adverse effect on the financial condition or results of operation of the Company, its Subsidiaries and the Joint Ventures taken as a whole;

        (iii) The Company has the authorized and outstanding capitalization as set forth in the column labeled "Actual" under the caption "Capitalization" in the Prospectus; all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as described in or contemplated by the Prospectus, are owned beneficially by the Company free and clear of any material claims, liens, encumbrances and security interests; the Company is currently the beneficial owner of approximately 46%, 48% and 50% of the outstanding partnership interests of CFP, CED and CPD, respectively; all such interests have been duly and validly authorized and issued and are owned beneficially by the Company free and clear of any material claims, liens, encumbrances and security interests, except as described in or contemplated by the Prospectus;

         (iv) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the transfer of, the Notes pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel;

          (v) Except as contemplated in the Prospectus with respect to (i) the pledging or granting of security interests in all material properties to secure project financing obligations and (ii) governmental contracts, leases and other non-transferable interests that are terminable by the applicable governmental body, each of the Company, its Subsidiaries and the Joint Ventures has good title to, or valid and enforceable leasehold or contractual interests in, all items of real and personal property that are material to the business of such entity, free and clear of all liens, encumbrances, claims and security interests except for liens, claims, encumbrances and title defects that are, singularly and in the aggregate, not material in amount or do not materially interfere with the use or enjoyment of such properties by the Company, any Subsidiary or any Joint Venture as described in the Prospectus;

        (vi) To such counsel's knowledge, except as described in the Prospectus, there is no action, suit or proceeding before any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company, any Subsidiary or any Joint Venture, that is reasonably expected to result in any material adverse change in the financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or is reasonably expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement;

       (vii) To such counsel's knowledge, each of the Company, its Subsidiaries and the Joint Ventures possesses such licenses, certificates, permits and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies as are currently required to conduct the business now operated by it and all such licenses, certificates, permits and other authorizations are in full force and effect, and the Company, the Subsidiaries and the Joint Ventures are in compliance therewith, except as described in or contemplated by the Prospectus and except with respect to (A) licenses, certificates, permits or authorizations that the failure to obtain would not have a material adverse affect on the financial condition or results of operations of the Company and its Subsidiaries and Joint Ventures taken as a whole,

   (B) permits, consents and approvals that may be required for future drilling or operating activities that are ordinarily deemed to be ministerial in nature and that are anticipated to be obtained in the ordinary course and (C) permits, consents and approvals for developmental or construction activities that have not yet been obtained but that have been or shall be applied for in the course of development or construction and that are anticipated to be obtained in the ordinary course;

      (viii) The Company has all requisite corporate power and authority to enter into this Agreement and the Indenture, to issue the Notes in accordance with the Indenture and to consummate the transactions contemplated by this Agreement and the Indenture;

        (ix) The statements in the Prospectus under the captions (A) "Description of the Notes" insofar as they purport to summarize the provisions of the Indenture and the Notes and (B) "The Business of the Company -- Legal Proceedings" to the extent that they constitute matters of law or legal conclusions have been reviewed by such counsel and fairly summarize the information or matters described therein;




         (x) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated by reference therein as permitted by the Rules and Regulations;

        (xi) This Agreement has been duly authorized, executed and delivered by the Company;

       (xii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency (involving, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

      (xiii) The Notes have been duly authorized and executed by the Company, and, assuming due authentication by the Trustee, when issued and delivered as contemplated by the Indenture upon payment therefor as provided in this Agreement, will be validly issued and outstanding and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency (involving, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

       (xiv) None of the Company, any Subsidiary or any Joint Venture is in violation of its respective charter, by-laws or partnership agreement; to such counsel's knowledge, none of the Company, any Subsidiary or any Joint Venture is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, license, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject, other than any such violation or default that would not have a material adverse affect on the financial condition or results of operations of the Company and its Subsidiaries and Joint Ventures taken as a whole;

        (xv) The execution, delivery and performance of this Agreement, the Indenture and the Notes, and the issuance and delivery by the Company of the Notes pursuant to the Indenture do not and will not result in any violation of the charter or by-laws of the Company, and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any revenues, property or assets of the Company, any Subsidiary or any Joint Venture pursuant to, (A) any applicable treaty, law, rule or regulation, (B) any applicable judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any Joint Venture or any of their respective properties or assets or (C) any contract, indenture, mortgage, loan, agreement, note, license, lease or other agreement or instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, any Subsidiary or any Joint Venture is subject (other than any such conflicts, violations, breaches, defaults, creations or impositions as individually or in the aggregate would not have a material adverse affect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole);

        (xvi) No consent, authorization, order of, or filing or registration by the Company with, any governmental authority or body having jurisdiction over the Company is necessary or required for the performance by the Company of its obligations under this Agreement, or in connection with the issuance and sale of the Notes hereunder, except as may be required under applicable or foreign state securities laws or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters;

       (xvii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any debt securities of the Company owned or to be owned by such person or (except as have been waived) to require the Company to include any securities in the securities registered pursuant to the Registration

   Statement or, with respect to any debt securities, in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

     (xviii) The Company is not, and after giving effect to the issuance of the Notes and the application of the proceeds therefrom shall not be, an "investment company," or, to such counsel's knowledge, a company
   "controlled" by an "investment company," within the meaning of the 1940
   Act; and

       (xix) The documents incorporated by reference in the Prospectus and any further amendments or supplements to any such incorporated document made by the Company prior to the Delivery Date (other than the financial statements, related schedules and other financial and statistical information contained therein or omitted therefrom as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to have been appropriately responsive in all material respects to the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the Rules and Regulations of the Commission thereunder.

     (e) The Company shall have furnished to the Representatives the opinion of Willkie Farr & Gallagher, special counsel to the Company, addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:

          (i) The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and the Company has the corporate power and authority to own, lease and operate its properties and to conduct its businesses as described in the Prospectus;


         (ii) Such counsel has been advised by the Commission that the Registration Statement has been declared effective under the Securities Act and the Indenture has been qualified under the Trust

   Indenture Act; the Prospectus has been filed with the Commission pursuant to the appropriate subparagraph of Rule 424(b) of the Rules and Regulations; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;


        (iii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Delivery Date (other than the financial statements, related schedules, other financial and statistical information contained therein or omitted therefrom as to which such counsel need express no opinion) as of their effective dates, appear on their face to have been appropriately responsive in all material respects to the applicable requirements of the Securities Act and the Rules and Regulations; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder;

        (iv) The statements in the Prospectus under the captions (A) "Description of the Notes" insofar as they purport to summarize the provisions of the Indenture and the Notes and (B) "Certain Tax
   Considerations," to the extent that they constitute a summary of federal income tax matters relating to the Notes and constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly summarize the information or matters described therein;

         (v) To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated by reference therein as permitted by the Rules and Regulations;

        (vi) This Agreement has been duly authorized, executed and delivered by the Company;

       (vii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);


      (viii) The Notes have been duly authorized and executed by the Company, and, assuming due authentication by the Trustee, when issued and delivered as contemplated by the Indenture upon payment therefor as provided in this Agreement, will be validly issued and outstanding and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency (involving, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

        (ix) No consent, authorization, order of, or filing or registration by the Company with, any governmental authority or body having jurisdiction over the Company is necessary or required for the performance by the Company of its obligations under this Agreement, or in connection with the issuance and sale of the Notes hereunder, except as may be required under applicable state or foreign securities laws or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters;

         (x) The issuance of the Notes and the compliance by the Company with the terms of the Indenture and the Notes will not result in a "Default" or "Event of Default" within the meaning of the Senior Notes or the Note Purchase Agreement and each of (x) the Escrow Deposit Agreement, dated March 3, 1994, among the Company, Principal Mutual and Bank of America NT & SA (the "Escrow Agreement") and (y) the Defeasance Agreement, dated March 3, 1994, between the Company and Principal Mutual (the "Defeasance Agreement"), is a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency (involving, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

        (xi) The covenants contained in the Senior Notes and the Note Purchase Agreement as to which the Defeasance Agreement provides for defeasance (the "Defeased Covenants") shall have ceased to be effective and are not binding on the Company; the issuance of the Notes and compliance by the Company with the terms of the Indenture and the Notes would not constitute a "Default" or "Event of Default" within the meaning of the Senior Notes or the Note Purchase Agreement in the event the "Defeased Covenants" were revived or reinstated in accordance with the terms of the Defeasance Agreement; and the opinions set forth in paragraphs (vii) and (viii) as to the validity and binding nature, and the enforceability, of the Notes and the Indenture would not be affected by any such revival or reinstatement of the Defeased Covenants.

     (f) In the rendering of the opinions described in Section 7(d) and Section 7(e) above, such counsel may (i) state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware and, in the case of the General Counsel of the Company, the laws of the State of California, and (ii) rely, to the extent they deem proper, in respect of matters of fact, upon certificates and representations of officers of the Company, the Subsidiaries or the Joint Ventures and public officials. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives to the effect that (i) such counsel (in the case of Willkie
Farr & Gallagher, such counsel may state that they have acted as special counsel to the Company for purposes of the subject Note Offering) have participated in conferences with representatives of the Company, some of which have been attended by the Underwriters and their counsel, at which conferences the contents of the Registration Statement, the Prospectus, each amendment thereof and supplement thereto and related matters were discussed, although such counsel has not independently checked or verified and is not passing upon and assumes no responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, any amendment thereof or supplement thereto, and (ii) based on the foregoing, no facts have come to the attention of such counsel which cause them to believe that (except for the financial statements, related schedules and other financial and statistical information contained therein or omitted therefrom as to all of which such counsel need not express any belief) (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as amended and supplemented as of the Effective Time, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (II), in the case of the General Counsel of the Company, any document incorporated by reference in the Prospectus or any further amendment or supplement to such incorporated document made by the Company prior to the Delivery Date when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement that became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein, in the light of the circumstances under which they were made, or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commis-sion, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) With respect to the letter of Deloitte & Touche delivered to the Representatives concurrently with the execution of this Agreement, the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated the Delivery Date,
(i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or development since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (h) The Company shall have furnished to the Representatives a certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

         (i)  The representations, warranties and agreements of the Company in
   Section 1 are true and correct as of the Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(j) have been fulfilled; and

        (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in respect of the Prospectus, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which is required to be set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

     (i) Each of the Escrow Agreement and the Defeasance Agreement shall have become effective in accordance with their terms, and pursuant thereto, the Defeased Covenants shall have ceased to be effective, and no default or event of default under the Senior Notes or the Note Purchase Agreement shall have occurred and be continuing, and the Company shall have furnished or caused to be furnished to the Representatives (i) satisfactory evidence with respect to the foregoing and (ii) the consent of Principal Mutual to the issuance of the Notes and the compliance by the Company with the Indenture and the Notes in form and substance satisfactory to the Representatives;

     (j) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (i) there has been no material adverse change, or a development which is reasonably likely to lead to a material adverse change, in the financial condition or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole and (ii) except as disclosed in the Prospectus, there have not been any transactions entered into by the Company, its Subsidiaries or any Joint Venture, other than those in the ordinary course of business, which are material and adverse to the Company, its Subsidiaries and Joint Ventures taken as a whole, and which, in the judgment of the Representatives, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

     (k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's senior debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's senior debt securities.

     (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, the effect of which on the financial markets in the United States would make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated by the Prospectus or (iv) there shall have occurred such a material adverse change in general economic or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

     8.  Indemnification and Contribution.  (a) The Company shall indemnify and
         --------------------------------
hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, with respect to any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; and provided, further, that as to any Preliminary Prospectus or Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus and such document was made available to the Underwriters prior to the sale of such Notes. For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any preliminary Prospectus or the Prospectus to any person other than a person to whom such Underwriter had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any controlling person of that Underwriter.

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in respect of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of such Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer, employee, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action . The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action (enclosing a copy of all papers served); provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this
Section 8 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of local counsel) shall be paid by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocations provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts, fees and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section

8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim pursuant to Section 8(c) above. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and are not joint.


     (e) The Underwriters severally confirm that the statements with respect to the public offering of the Notes set forth on the cover page of, and under the caption "Underwriting" in, the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     9.  Defaulting Underwriters.  If, on the Delivery Date, any Underwriter
         -----------------------
defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the principal amount of Notes which the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the principal amount of the Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate principal amount of the Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any Notes on the Delivery Date if the principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10.0% of the aggregate principal amount of the Notes to be purchased on the Delivery Date. If the foregoing maximum is exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company shall continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 9, purchases Notes which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     10.  Termination.  The obligations of the Underwriters hereunder may be
          -----------
terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 7(k) or 7(l) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

     11.  Reimbursement of Underwriters' Expenses.  If (a)  the Underwriters
          ---------------------------------------
shall decline to purchase the Notes because of the occurrence of any of the events described in Section 7(k) or 7(l) or (b) the sale of the Notes is not consummated by reason of the failure by the Company to perform any material obligation or satisfy any material condition under this Agreement, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other reasonable out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Representatives; provided that, the aggregate amount to be reimbursed shall not exceed $400,000 (or $350,000 if the Underwriters shall decline to purchase the Notes because of the occurrence of any of the events described in Sections 7(k) or 7(l)). If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     12.  Notices, etc.  All statements, requests, notices and agreements
          ------------
hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Departments (Fax: 212-528-8822);

         (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the Company at 10831 Old Mill Road, Omaha, Nebraska 68154, Attention: General Counsel (Fax: 402-330-9888);

provided, however, that any notice to an Underwriter pursuant to Section 8(c)
- --------  -------
shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address shall be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

     13.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure
          ----------------------------------------
to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in
Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers, employees and agents of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     14.  Survival.  The respective indemnities, representations, warranties and
          --------
agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     15.  Definition of the Term "Business Day".  For purposes of this
          ------------------------------------
Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     17.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     18.  Headings.  The headings herein are inserted for convenience of
          --------
reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       CALIFORNIA ENERGY COMPANY, INC.



                                       By
                                         ----------------------------------
                                         Name:
                                         Title:


Accepted:

LEHMAN BROTHERS INC.
SALOMON BROTHERS INC
DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.

For themselves and as Representatives
of the several Underwriters named in
Schedule 1 hereto

By LEHMAN BROTHERS INC.



By
  -------------------------------------
  Name:
  Title:

                                 SCHEDULE 1

                                                      Principal
     Underwriters                                   Amount of Notes
     ------------                                   ---------------

Lehman Brothers Inc. .........................         $
Salomon Brothers Inc .........................
Donaldson, Lufkin & Jenrette
 Securities Corporation ......................
Bear, Stearns & Co. Inc. .....................
                                                       ------------
  Total ......................................         $
                                                       ============

                                   SCHEDULE 2

                SUBSIDIARIES OF CALIFORNIA ENERGY COMPANY, INC.


Coso-Related Companies/Partnerships

Coso Hotsprings Intermountain Power, Inc.
Coso Energy Developers
China Lake Operating Co.
Coso Finance Partners
Coso Technology Corporation
Coso Power Developers
Coso Funding Corp.
Coso Transmission Line Partners
China Lake Geothermal Management Co.
Coso Finance Partners II
California Energy General Corporation
CEGC - Mojave Partnership
China Lake Plant Services, Inc.
Coso Land Company
China Lake Joint Venture
Coso Geothermal Company
Coso Hotsprings Overland Power, Inc.


Operating Companies/Partnerships

CE Geothermal Inc.
Western States Geothermal Company
Intermountain Geothermal Company
CE CIS-FSU
Russian-American Science, Inc.
California Energy Development Corporation
California Energy  Yuma Corporation
Yuma Cogeneration Associates
Rose Valley Properties, Inc.
The Ben Holt Co.


Development (Holding) Companies

CE Exploration Company
CE Newberry, Inc.
CE Humboldt, Inc.
Beowawe Geothermal, Inc.
American Pacific Finance Company

International Companies

CE International Ltd.
CE Philippines Ltd.
CE Indonesia Ltd.
Himpurna California Energy Ltd.
CE Cebu Geothermal Power Company, Inc.

                                      2